MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT made effective as of the 1st day of November, 2008.

BETWEEN:
COASTAL PACIFIC MINING CORP.
(hereinafter called “Pacific”)

and

OX FINANCIAL CORP.
(hereinafter called the “Manager”)

WHEREAS Pacific is desirous of obtaining management services for its mining operations.

AND WHEREAS the Manager is engaged in the business of providing management services.

AND WHEREAS Pacific desires to engage the Manager’s services to assist Pacific as set out herein.

AND WHEREAS the Manager agrees to provide such management services for the length of the term of this Agreement.

NOWTHEREFORE this Agreement witnesseth in consideration of the premises and mutual covenants herein contained and the payment of the sum of ONE ($1.00) DOLLAR by Pacific to the Manager (the receipt and sufficiency of which is hereby acknowledged), the Parties hereto covenant and agree as follows:

1.0           COMMENCEMENT DATE

1.1	The Commencement Date shall mean the 1st day of November, 2008, or such other date as may be mutually agreed to.

2.0	REMUNERATION

2.1	The Manager will receive payment for services rendered pursuant to this Agreement in the amount of TEN THOUSAND ($10,000.00) DOLLARS per month.

2.2
Pacific agrees to pay all reasonable out of pocket expenses and all reasonable third party costs incurred by the Manager in the normal course of business.  Any expenses incurred outside the normal course of business are to be pre-approved in writing by Pacific.

2.3	Payment will be made in equal installments on a bi-weekly basis, in arrears, via cheque.

3.0	DESCRIPTION OF SERVICES

3.1	The Manager shall provide those services as outlined in Schedule “A” attached hereto and as may be directed by Pacific from time to time.

3.2
Notwithstanding anything else contained herein, the Manager agrees that it shall at all times obtain consent from Pacific prior to taking any steps on behalf of, or in the name of Pacific, the latter having absolute discretion at all times to withhold or grant such consent.

3.3	The Manager acknowledges that Pacific reserves the right to retain or engage other managers, as it may deem necessary, in its absolute discretion.

3.4
The Manager acknowledges that nothing herein contained shall be read or construed so as to make the parties partners, nor shall anything herein contained be read or construed to in any way restrict the freedom of either party to conduct any other business or activities whatsoever.

3.5
The Manager shall not be considered to be an agent or representative of Pacific or have any authority or power to act for or undertake any obligation on behalf of Pacific, except as expressly herein contained.

3.6	The Manager shall not have the authority to bind Pacific to any third party agreements or commitments.

3.7
The Manager acknowledges that all information and property owned or given by Pacific to the Manager, or obtained by the Manager in the course of his work on behalf of Pacific, is at all times the property of Pacific.

4.0	TERMINATION

4.1
For the purpose of this Article, “Date of Termination” means the date that is two (2) years from the Commencement Date or the last date the Manager actually provides management services, if it terminates this Agreement pursuant to article 4.2.

4.2
Pacific may elect to treat this Agreement as having been frustrated if the Manager is unable to perform its job duties and responsibilities because of ill health of its employees, physical or mental disability of its employees, or for other causes beyond its control for 120 or more days in any twelve month period.  At any time after the Manager has been unable to perform its job duties and responsibilities in accordance with this paragraph, Pacific may exercise its election by giving the Manager notice in writing.  Neither Pacific nor the Manager will have any obligation to the other after the date on which notice is delivered.

4.3
At the time of dismissal, Pacific may withhold from any amount it owes the Manager any amount which the Manager owes it.  When withholding, the Corporation will provide a written account of the withholding to the Manager

4.4
Upon the termination of the Manager’s management services contract with Pacific, it will promptly deliver to Pacific any and all of the property in its control including, without limitation, all computers, credit or charge cards, cellular telephones, business machines, manuals, notes, reports, software, printouts and copies of any of the foregoing property.

5.0	TERM

5.1	Unless otherwise terminated as provided herein, the term (hereinafter the “Term”) of this Agreement shall be for a period of TWO (2) YEARS from the Commencement Date.

5.2	This Agreement may be renewed at the end of the Term, upon mutually acceptable terms and conditions.

6.0	MANAGER

6.1	The Manager’s relationship with Pacific will be that of management services provider only and shall not be considered an employee of Pacific.

6.2	The Manager will be required to bill for fees and disbursements.

6.3	The Manager will be entitled to work for other parties.

6.4	The Manager will carry it own liability insurance and in amounts sufficient and standard for the industry or in amounts as may be determined by Pacific in its absolute discretion.

6.5	Pacific will not be responsible for any remittances with respect to Employment Insurance, Canada Pension Plan or Income Taxes.

6.6	The Manager has the right to refuse or accept work as provided by Pacific.

6.7	The Manager will be required to submit any and all remittances as may be required by the Worker’s Compensation Board.

6.8	The Manager will be responsible for his own tools of the trade and transportation.

7.0	BENEFITS

7.1	There will be no benefits available to the Manager from Pacific.

8.0           MISCELLANEOUS

8.1	This Agreement merges and supercedes all prior and contemporaneous agreements, assurances, representations, and communications between the Parties hereto.

8.2
No amendment or variation of the terms, conditions, warranties, covenants, agreements and undertakings set forth herein shall be of any force or effect unless the same shall be reduced to writing duly executed by both Parties hereto in the same manner and with the same formality as this Agreement is executed.

8.3	This Agreement shall be governed by, and be construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein.

8.4
The Parties consent to venue and jurisdiction in the Court of Queen’s Bench of Alberta, Judicial District of Calgary, and any action commenced relating to this Agreement or the transaction contemplated hereby.

8.5	Time shall be of the essence of this Agreement.

8.6	Where a period of time is prescribed or calculated from a day of event, the time shall be calculated excluding such day or the day of such, unless a contrary attention appears.

8.7
Where the time for doing anything falls or expires on a Saturday, Sunday or on a holiday (as defined in the Alberta Interpretation Act), then such thing may be validly done the first date thereafter that is not a Saturday, Sunday or holiday.

8.8
No provision of this Agreement shall be deemed to be  waived unless a waiver is in writing.  Any waiver of any default committed by any of the Parties hereto in the observance or performance of any part of this Agreement shall not be extended to or be taken in any manner to effect any other default.

8.9
The Parties hereto, and each of them, covenant and agree that each of them shall and will, upon reasonable request of the other party, make, do, execute or cause to be made, done or executed, all such further and other lawful acts, deeds, things, devices and assurances whatsoever for the better or more perfect and absolute performance of the terms and conditions of this Agreement.

8.10
In this Agreement words importing the singular shall include the plural and words importing the masculine shall include the feminine or neuter, or vice versa, as the context, or the number of or gender of the parties, from time to time so requires.  Words importing persons shall include corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

8.11
The headings of the clauses contained in this Agreement have been inserted for convenience of reference only and shall not affect the interpretation of this Agreement.  The recitals shall form and be part of this Agreement.

8.12
Should any provision of this Agreement be illegal, void or otherwise unenforceable, such provision shall be severable from the rest of this Agreement and the rest of this Agreement shall remain in full force and effect and be binding upon the Parties as though the said provision or provisions had never been included.

8.13
Any disputes which arise between the Parties hereto as to the duties or the liabilities of either Party may be referred to arbitration if no resolution can be reached.  The arbitration shall be governed by the provisions of the Arbitration Act (Alberta) as amended.

8.14	This Agreement and its terms shall not be assigned to any other person, firm, corporation, or entity by either Party.

8.15	The covenants and conditions in this Agreement shall continue to exist and shall survive the execution hereof.

8.16	This Agreement and the terms contained herein shall enure to the benefit of and be binding upon the heirs and executors of the Parties.

8.17
Any notice, demand, request or other instrument which may be or is required to be given under this Agreement shall be delivered in person, facsimile, courier or sent by regular mail addressed to the registered offices of the respective parties.

THIS AGREEMENT ENACTED AND IMPLEMENTED ON THE 1st at of MAY, 2008.

OX FINANCIAL CORP.	COASTAL PACIFIC MINING CORP.
/s/Joe Bucci	/s/ Larry Taylor
Name: Joe Bucci	Name: Larry Taylor

SCHEDULE “A”
DESCRIPTION OF SERVICES

General administrative duties and such management services as may be agreed between the Parties.